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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-3 (333-186019) and the Registration Statement on Form S-8 (Registration No. 333-179207) of Bonanza Creek Energy, Inc. of our reports dated March 14, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10-K of Bonanza Creek Energy, Inc. for the year ended December 31, 2012.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado
March 14, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM